Exhibit 99.1

Amedisys Repurchases Approximately $73 Million of Stock

Under Previously Authorized $100 Million Share Repurchase

Program

BATON ROUGE, La., March 15, 2021 – Amedisys, Inc. (NASDAQ: AMED), a leading provider of home health, hospice and personal care, has repurchased approximately $73 million in stock beginning Monday, March 1. Late in 2020, the Amedisys Board of Directors authorized up to $100 million in share repurchases through December 31, 2021.

“This was a very advantageous time to buy back the stock,” said Paul Kusserow, Amedisys Chairman and Chief Executive Officer. “Our shareholders got a great deal on this repurchase. Given our low leverage and very strong cash flow, this repurchase has no impact on our ability to execute upon our inorganic growth strategy and will not impact our plan to deploy capital into acquisitions. Our pipeline in both home health and hospice remains very full and we look forward to getting a few of these deals across the finish line.”

About Amedisys:

Amedisys, Inc. is a leading healthcare at home Company delivering personalized home health, hospice and personal care. Amedisys is focused on delivering the care that is best for our patients, whether that is home-based personal care; recovery and rehabilitation after an operation or injury; care focused on empowering them to manage a chronic disease; or hospice care at the end of life. More than 2,900 hospitals and 78,000 physicians nationwide have chosen Amedisys as a partner in post-acute care. Founded in 1982, headquartered in Baton Rouge, LA with an executive office in Nashville, TN, Amedisys is a publicly held company. With ~21,000 employees, in 514 care centers in 39 states and the District of Columbia, Amedisys is dedicated to delivering the highest quality of care to the doorsteps of more than 418,000 patients in need every year. For more information about the Company, please visit: www.amedisys.com.

Forward-Looking Statements:

When included in this press release, words like “believes,” “belief,” “expects,” “plans,” “anticipates,” “intends,” “projects,” “estimates,” “may,” “might,” “would,” “should,” “will” and similar expressions are intended to identify forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a variety of risks and uncertainties that could cause actual results to differ materially from those described therein. These risks and uncertainties include, but are not limited to the following: the impact of the novel coronavirus pandemic (“COVID-19”), including the measures that have been and may be taken by governmental authorities to mitigate it, on our business, financial condition and results of operations, changes in or our failure to comply with existing federal and state laws or regulations or the inability to comply with new government regulations on a timely basis, changes in Medicare and other medical payment levels, our ability to open care centers, acquire additional care centers and integrate and operate these care centers effectively, competition in the healthcare industry, changes in the case mix of patients and payment methodologies, changes in estimates and judgments associated with critical accounting policies, our ability to maintain or establish new patient referral sources, our ability to attract and retain qualified personnel, our ability to keep our patients and employees safe, changes in payments and covered services by federal and state governments, future cost containment initiatives undertaken by third-party payors, our access to financing, our ability to meet debt service requirements and comply with covenants in debt agreements, business disruptions due to natural disasters or acts of terrorism, widespread protest or civil unrest, our ability to integrate, manage and keep our information systems secure, our ability to realize the anticipated benefits of acquisitions, and changes in law or developments with respect to any litigation relating to the Company, including various other matters, many of which are beyond our control.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on any forward-looking statement as a prediction of future events. We expressly disclaim any obligation or undertaking and we do not intend to release publicly any updates or changes in our expectations concerning the forward-looking statements or any changes in events, conditions or circumstances upon which any forward-looking statement may be based, except as required by law.

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Contact:
Nick Muscato	Kendra Kimmons
Amedisys, Inc.	Amedisys, Inc.
Investor Relations	Media Relations
855.259.2046	225.299.3720
IR@amedisys.com	Kendra.kimmons@amedisys.com